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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: September 2, 1998




                               i-STAT CORPORATION
                               ------------------

             (Exact name of registrant as specified in its charter)



     Delaware                       0-19841             22-2542664
     --------                       -------             ----------
(State or other jurisdiction of  (Commission         (I.R.S. Employer
incorporation or organization)   file number)        Identification No.)



                   303A College Road East, Princeton, NJ 08540
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                    (Address of Principal Executive Offices)


                                 (609) 243-9300
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              (Registrant's telephone number, including area code)



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Item 5.           Other Events.
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       On September 2, 1998,  i-STAT  Corporation  (the  "Company") and Abbott
Laboratories (the "Purchaser") closed the transactions contemplated by the Common Stock Purchase Agreement, the Funded Research & Development and License Agreement and the Marketing and Distribution Agreement (the "Distribution Agreement"), each as executed by the Company and the Purchaser on August 3, 1998. At the closing, Abbott acquired 2,000,000 shares of the Company's common stock at an aggregate purchase price of $22,700,000 or $11.35 per share. The shares represent approximately 11.5% of the outstanding voting securities of the Company. The Company and the Purchaser also entered into a Registration Rights Agreement under which the Company has agreed to register with the Securities and Exchange Commission for public sale, the shares of common stock purchased by the Purchaser, upon the Purchaser's request and subject to certain conditions. At the closing, the Purchaser also paid to the Company $5,000,000 of the $25,000,000 in partial prepayments that the Purchaser has agreed to make, under the terms of the Distribution Agreement, over the first three years of the term of such agreement, as guaranteed future purchases of incremental units above the Company's base business in the U.S.

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                                    SIGNATURE
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                  Pursuant to the requirements of the Securities Exchange Act of
1934, i-STAT Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           i-STAT CORPORATION


                           By: /s/ Roger J. Mason
                               ------------------
                                   Roger J. Mason
                                   Vice President of Finance, Treasurer
                                    and Chief Financial Officer


Date: September 16, 1998